Exhibit 10.10.2

EYEBLASTER, INC.

STOCK OPTION AND INCENTIVE PLAN

AWARD AGREEMENT FOR OPTIONS

GRANTED UNDER SECTION 102

OF THE ISRAELI INCOME TAX ORDINANCE

Unless otherwise defined herein, capitalized terms used in this Award Agreement shall have the same meanings as ascribed to them in the Eyeblaster, Inc. Stock Option and Incentive Plan (the “Plan”).

I. NOTICE OF STOCK OPTION GRANT

The undersigned Grantee, «Name», has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant:	[Date]

Vesting Commencement Date:	[Vesting_Commencement_Date]

Exercise Price per Share:	[Price]

Total Number of Options Granted:	[Grant]

Term/Expiration Date:	Per the below, but in any case no later than ten years from Date of Grant

Designation:	☐ Approved 102 Option: ☐ Capital Gain Option (CGO); or ☐ Ordinary Income Option (OIO) ☐ Unapproved 102 Option ☐ 3(i) Option

Vesting Schedule:	The Options granted hereby shall vest over a period of 48 months (4 years) in equal monthly installments such that at the end of each month following the Vesting Commencement Date, 2.083% of the options granted hereby shall become vested, subject to Grantee’s continued employment or engagement by the Company or its Subsidiaries on such vesting dates and the termination conditions described below (fractions of Options shall be rounded to the nearest whole number).

Termination Conditions:

This Agreement is conditioned by and subject to the employment or engagement of the Grantee by the Company or its Subsidiaries for a period of at least one (1) year.

For the avoidance of doubt it is hereby clarified that this condition is satisfied if Grantee had been employed or engaged by the Company or any of its Subsidiaries at the Date of Grant for a period of one (1) year or more. In the event that Grantee’s employment or engagement is terminated by either the Company, any of its Subsidiaries or the Grantee before the first anniversary of Grantee’s employment or engagement, for any reason whatsoever, the Option shall terminate immediately, such that the Grantee shall have no further right to purchase any shares of Stock pursuant to such Option and this Agreement will be void and null.

In the event that Grantee’s engagement or employment is terminated other than by reason of: (i) death, (ii) Disability, as defined in Section 10.6 of the Plan, or (iii) “cause” as defined in Section 10.7 of the Plan, the vested portion of the Option shall remain exercisable for three (3) months following the Grantee’s date of termination, as more particularly set forth in Section 10.4 of the Plan.

In the event that Grantee’s engagement or employment is terminated for “cause”, the Option shall terminate immediately as set forth in Section 10.7 of the Plan, such that the Grantee shall have no further right to purchase shares of Stock pursuant to the Option.

In the event that Grantee ceases to be an employee or a Service Provider due to death or Disability, then the vested portion of the Option shall remain exercisable for one (1) year following the date of Grantee’s termination for Disability or date of death, as the case may be, as more particularly set forth in Sections 10.5 and 10.6 of the Plan, respectively.

Any breach by the Grantee of the provisions or agreements by and between the Grantee and the Company or any of its Subsidiaries pertaining to non-competition and solicitation, non-disclosure or confidentiality, intellectual property, inventions, patents or developments shall constitute a breach of this Agreement resulting in the immediate forfeiture of the Options granted hereby.

In no event may Grantee exercise this Option after the Term/Expiration Date as provided above. The date of termination of Grantee’s employment with or service to the Company for purposes of this Agreement shall be determined as set forth in the Plan.

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II. AGREEMENT

This Award Agreement (the “Agreement”) includes the Notice of Stock Option Grant attached hereto (the “Notice of Stock Option Grant”), which is incorporated herein by reference and is made and entered into as of the Date of Grant shown in the Notice of Stock Option Grant by and between Eyeblaster, Inc. (the “Company”) and the Grantee named in the Notice of Stock Option Grant (the “Grantee”). Capitalized terms not defined in this Agreement have the meaning ascribed to them in the Plan.

1. GRANT OF OPTIONS.

The Board of Directors and/or the Committee hereby grants to the Grantee, options (the “Options”) to purchase the number of shares of Stock set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of Section 102 of the Income Tax Ordinance (New Version) – 1961 (the “Ordinance”), the Eyeblaster, Inc. Stock Option and Incentive Plan (the “Plan”), which is incorporated herein by reference, and the Trust Agreement, entered into between the Company and a trustee designated by the Company for this purposes (the “Trustee”). In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. However, the Notice of Stock Option Grant in Section I, above, to this Agreement sets out specific terms for the Grantee hereunder, and will prevail over more general terms in the Plan, if any.

2. ISSUANCE OF OPTIONS.

2.1 The Options will be registered in the Company’s records in the name of the Trustee as required by law to qualify under Section 102. In order for the tax benefits of Section 102 to apply, the Options and/or the Stock, as the case may be, may not be sold or transferred (other than through a transfer by will or by operation of law), nor may they be the subject of an attachment or security interest, and no power of attorney or transfer deed shall be given in respect thereof (other than a power of attorney for the purpose of participation in general meetings of shareholders).

2.2 The Trustee will hold the Options or the Stock to be issued upon exercise of the Options for a period of the greater of (i) twenty-four (24) months from the date of the deposit of the Options in trust or any shorter period, if authorized by the Israeli tax authorities (the “Holding Period”) or (ii) the fulfillment of the conditions set forth in Section 6 below.

2.3 After the Holding Period, the Trustee may release the Option to the Grantee only after (i) the receipt by the Trustee of an acknowledgment from the Income Tax Authority that the Grantee has paid any applicable tax due pursuant to the Ordinance and the Rules, or (ii) the Trustee withholds any applicable tax due pursuant to the Ordinance and Rules. The Trustee will not transfer the Stock to the Grantee prior to the end of the Holding Period.

2.4 The Grantee hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Option or Stock granted to him thereunder.

3. NON-TRANSFERABILITY OF OPTIONS AND STOCK.

3.1 Non-Transferability of Options. The Options may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Grantee, by the Grantee only. The transfer of the Options is further limited as set forth in the Plan.

3.2 Non-Transferability of Stock. The transfer of the shares of Stock to be issued upon exercise of the Options is limited as set forth in the Plan and in Section 6 below, and, specifically, is subject to the repurchase rights set forth in the Plan.

3.3 Grantee shall not be entitled to sell or release from trust any Option and/or Stock received upon the exercise of the Option (or any other property received with respect to such Stock) until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the foregoing, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by the Grantee.

4. PERIOD OF EXERCISE.

4.1 Term of Options. The Options may be exercised in whole or in part once they have vested (all subject to the termination conditions detailed in the Notice of Stock Option Grant) at any time for a period of ten (10) years from the Date of Grant, subject to Section 4.2 below. The Date of Grant, the dates at which the Options vest and the dates at which they are exercisable are set out above in the Notice of Grant.

4.2 Termination of Options. Options shall terminate as set forth in the Plan and subject to the termination conditions in the Notice of Stock Option Grant in Section I, above.

4.3 Release of Options from Trust. Upon the end of the Holding Period, the Grantee shall be entitled to (i) receive from the Trustee all Options which have vested, (ii) exercise the Options and (iii) sell the Stock thereby obtained subject to the other terms and conditions of this Agreement and the Plan, including in particular provisions relating to the payment of tax, as set out in Section 7 below.

5. EXERCISE OF OPTION AWARD; VOTING OF STOCK.

5.1 The Options, or any part thereof, shall be exercisable by: (i) the Grantee’s signing and returning to the Company at its principal office (and to the Trustee, where applicable), a “Notice of Exercise” in such form as may be prescribed by the Company and the Trustee from time to time, (ii) full payment of the aggregate Exercise Price in cash or by check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Board or the Committee, (iii) full payment to the Company of an additional amount equal to Grantee’s withholding tax in respect of such exercise (including, without limitation, social security taxes), and/or making other arrangements satisfactory to the Company for the payment of such Options, including authorizing the Company to withhold from the Shares to be issued upon such exercise that number of shares with a value equal to the amount of such withholding obligation as determined by the Company, as applicable, and (iv) a written confirmation from the Israeli tax authority confirming full payment of the tax incurred, as applicable.

5.2 In order to issue shares of Stock upon the exercise of any of the Options, the Grantee hereby agrees to sign any and all documents required by law, the Company’s incorporation documents and/or the Trustee, and further agrees to execute and be bound by a “Proxy,” substantially in the form attached hereto as Exhibit 5.2.

5.3 After a Notice of Exercise has been delivered to the Company it may not be rescinded or revised by the Grantee.

5.4 The Company will notify the Trustee of any exercise of Options as set forth in the Notice of Exercise. If such notification is delivered during the Holding Period, the Stock issued upon the exercise of the Options shall be issued in the name of the Trustee, and held in trust on the Grantee’s behalf by the Trustee. In the event that such notification is delivered after the Holding Period ends, the Stock issued upon the exercise of the Options shall, at the election of the Grantee, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Grantee directly, provided that the Grantee first complies with the provisions of Section 7 below.

6. LOCK-UP PERIOD.

Grantee hereby agrees that in connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Grantee (or any transferee of the Grantee) shall be obligated not, directly or indirectly to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Options or Stock without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by the underwriters, which will, in no event, be less than 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Stock subject to the Market Stand-Off, or into which such Stock thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to impose stop-transfer instructions with respect to the Stock acquired upon the exercise of the Options until the end of the applicable stand-off period.

7. TAXES.

7.1 Any tax consequences arising from the grant or exercise of any Options or from the payment for Stock covered thereby or from any other event or act hereunder, shall be borne solely by the Grantee. Furthermore, such Grantee shall agree to indemnify the Company or, at the Company’s discretion, the Subsidiary that employs the Grantee and the Trustee, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee, unless such liability arises out of the gross negligence or willful misconduct of the Company, its Subsidiaries or the Trustee, as applicable. Unless all tax consequences arising from the grant of the Options, the exercise of such Options and/or the issuance of shares of Stock, are resolved in a manner reasonably acceptable to the Company, then except as otherwise required by law, neither the Company nor the Trustee, if applicable, shall be obligated to exercise any Options on behalf of a Grantee or to issue shares thereto with respect to any notice of exercise of the Option hereunder. The Company or any of its Subsidiaries may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Grantee, and/or (ii) requiring a Grantee to pay to the Company or any of its Subsidiaries the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Stock.

7.2 The receipt of these Options and the acquisition of the Stock to be issued upon the exercise of the Options may result in tax consequences.

7.3 In the event that at the end of the Holding Period, the Grantee elects to have the Options and/or Stock in the Company which were issued upon the exercise of the Options released from the Trustee and delivered to the Grantee without selling such Stock, the Grantee shall become liable to pay taxes immediately at the rate prescribed by law.

7.4 THE DESCRIPTION SET FORTH IN THIS SECTION 7 RELATING TO THE PAYMENT OF TAX DOES NOT PURPORT TO BE A FULL AND COMPLETE DESCRIPTION OF GRANTEE’S TAX OBLIGATIONS UNDER THE LAW. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTIONS.

8. UNITED STATES SECURITIES LAWS.

8.1. Legends. Grantee understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the shares of Stock together with any other legends that may be required by the Company or by state, federal or foreign securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ACT) OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE SECURITIES LAWS OF ANY OTHER STATE OR FOREIGN JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR QUALIFIED OR REGISTERED UNDER SUCH APPLICABLE SECURITIES LAWS OF SUCH OTHER JURISDICTIONS, OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN EXEMPTION UNDER REGULATION S OF THE ACT, ANOTHER EXEMPTION UNDER THE ACT OR ANY SUCH APPLICABLE SECURITIES LAWS OF SUCH OTHER JURISDICTIONS. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

8.2 Exercise Notice. At the time this Option is exercised, Grantee (or such other individual who is entitled to exercise this Option), if required by the Company, concurrently with the exercise of all or any portion of this Option, shall deliver an Exercise Notice in such form as the Company may from time to time prescribe, and shall make the representations and warranties set forth in such Exercise Notice.

9. MISCELLANEOUS.

9.1 Continuance of Engagement or Employment. Grantee acknowledges and agrees that the vesting of Stock pursuant to the vesting schedule hereof is earned only by continuing as an employee or Service Provider at the will of the Company (or the relevant Subsidiary of the Company) (and not through the act of being hired, being granted this Option or acquiring Stock hereunder). Grantee further acknowledges and agrees that in the event that Grantee ceases to be an employee or Service Provider, the unvested portion of his or her Options shall not vest and shall not become exercisable.

Grantee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or Service Provider for the vesting period, for any period, or at all, and shall not interfere in any way with Grantee’s right or the right of the Company or relevant Subsidiary to terminate Grantee’s relationship as an employee or Service Provider at any time, with or without cause.

9.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, and will be interpreted, to the extent possible, in order to achieve and maintain tax qualification pursuant to the law of the State of Israel. The parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Tel Aviv, Israel in respect of any dispute or matter arising out of or connected with this Agreement.

9.3 Entire Agreement. This Agreement, together with the Notice of Stock Option Grant, the Plan and the Trust Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof, which are not expressly set forth in this Agreement, the Notice of Stock Option Grant, the Trust Agreement or the Plan, have been made by either party.

9.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

9.5 Counterparts. Any number of counterparts may be executed by the Parties. Each such counterpart shall be deemed to be an original instrument but all such counterparts, taken together, shall constitute one and the same agreement.

9.6 Severability. If a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, such determination will not affect any other provision of this Agreement, and the parties shall negotiate in good faith a replacement provision.

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By the signature of the Grantee and the signature of the Company’s representative below, Grantee and the Company agree that the Options are granted under and governed by (i) this Award Agreement, (ii) the Eyeblaster, Inc. Stock Option and Incentive Plan, a copy of which has been provided to Grantee, (iii) the terms of Section 102, and (iv) the Trust Agreement, a copy of which has been provided to Grantee (all, as may vary from time to time and as applicable) Furthermore, by Grantee’s signature below, Grantee hereby transfers and assigns the Options to the Trustee to hold on Grantee’s behalf and pursuant to the terms of the Trust Agreement.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer and the Grantee has executed this Award Agreement as of the Date of Grant.

EYEBLASTER, INC.		GRANTEE

By:	Sarit Firon	Name:	«Name»
Title:	Chief Financial Officer

After having an adequate opportunity to review the above terms, including the Plan and the Trust Agreement and seek advice of legal counsel, I hereby declare that I am familiar with Section 102, the regulations and rules promulgated thereunder and the designated tax track as specified above and the tax implications applicable to such grant. I agree to the terms and conditions of the Trust Agreement and I am obligated not to sell or transfer the shares of Stock until the lapse of the Holding Period. In addition, I agree and acknowledge all of the above.

GRANTEE

Name:	«Name»